Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2010 Equity Incentive Plan and 2017 Share Incentive Plan of iQIYI, Inc. of our report dated February 27, 2018, with respect to the consolidated financial statements of iQIYI, Inc. included in its Registration Statement (Form F-1 No. 333-223263) and related Prospectus of iQIYI, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Ernst & Young Hua Ming LLP

Beijing, the People’s Republic of China

May 24, 2018